                                                                    EXHIBIT 99.1

[AMAZON.COM LOGO]

                    (AMZN) AMAZON.COM ANNOUNCES PROFITABILITY
                            IN U.S.-BASED BOOK SALES,
                    FINANCIAL RESULTS FOR FOURTH QUARTER 1999


      90 percent quarter-to-quarter growth is Amazon.com's fastest ever as a public company; customer total now over 17 million;
        Amazon.com rated the No. 1 place to save money on the Internet;
      more than 1 million registered users and 1.5 million listings across
                   Auctions, zShops, and sothebys.amazon.com

     SEATTLE--(BUSINESS WIRE)--February 2, 2000--Fueled by strong sales in its new consumer electronics store, Amazon.com, Inc. (NASDAQ: AMZN) today announced that net sales for the fourth quarter of 1999 were $676 million, an increase of 167 percent over net sales of $253 million for the fourth quarter of 1998.

     Pro forma operating loss for the fourth quarter of 1999 was $175 million, compared to a pro forma operating loss of $18 million in the fourth quarter of 1998. Fourth-quarter pro forma net loss of $185 million, or $0.55 per share, compared with a pro forma net loss of $22 million, or $0.07 per share, in the fourth quarter of 1998.

     Net sales for all of 1999 were $1.64 billion, a 169 percent increase over net sales of $610 million reported for all of 1998. Pro forma net loss for 1999 was $390 million, or $1.19 per share, compared with a pro forma net loss in 1998 of $74 million, or $0.25 per share.

     Amazon.com announced that cumulative customer accounts increased by 3.8 million during the fourth quarter to more than 16.9 million at December 31, 1999, an increase of more than 170 percent from 6.2 million customer accounts at December 31, 1998. Cumulative customer accounts now stand at over 17 million. Repeat customer orders represented more than 73 percent of orders in the fourth quarter, up from 72 percent in the previous quarter.

     Among new initiatives, Amazon.com opened five new retail stores around the world during the quarter, along with its sothebys.amazon.com service. As recently as 19 months ago, Amazon.com's U.S. Books business represented 100 percent of Amazon.com's sales. Despite 66 percent year-over-year revenue growth, U.S. Books accounted for less than half of total company sales in the quarter as customers around the world chose Amazon.com for an increasingly wide array of products.

     "This was our fastest sequential growth as a public company, and we are grateful that so many customers chose Amazon.com for such a broad range of products," said Jeff Bezos, Amazon.com founder and CEO. "We did a good job delivering for customers this holiday. The last order, just under the wire, was placed by a customer at 8:05 p.m. on December 23, left our dock at 1:05 a.m. on December 24, and was delivered to the customer in Honolulu at 3:55 p.m. on December 24. It was a Deluxe Scrabble set."

     "This holiday season, Amazon.com made sure it did the best thing it could do in building a long-term franchise and ensuring shareholder return--we delivered for our customers," said Joe Galli, Amazon.com president and COO. "In 2000, we expect to do even more than in 1999, while at the same time driving operational excellence and platform leverage. In addition, I'd also like to welcome our newest partners, NextCard, Ashford.com, Greenlight.com, drugstore.com, Audible, and living.com."

     Regarding Amazon.com's ongoing expansion, Warren Jenson, Amazon.com chief financial officer, said, "Our U.S. Books business was profitable in the fourth quarter, and we expect it will be profitable in 2000. We expect strong year-over-year sales growth in the first quarter, and our outlook for growth in 2000 remains strong. We expect overall gross margin will approach 20 percent in the first quarter of 2000 and we expect further improvement in gross margin during 2000. And we expect that in 2000, our overall operating loss will decrease significantly as a percentage of sales."

     The company reported that its overall fulfillment expenses were 16 percent of sales, up from 10 percent in the fourth quarter of 1998. In addition, the company reported approximately $39 million in total inventory-related charges in the fourth quarter.

     A live Webcast of the company's fourth quarter 1999 financial results conference call can be heard at 2:00 p.m. PST/5:00 p.m. EST today at www.amazon.com/investor-relations. The call will also be archived and available for one week.

RECENT HIGHLIGHTS

CUSTOMER EXPERIENCE

     Heads-down focus on customers helped Amazon.com continue to improve customer experience and grow brand and reach during the fourth quarter. Highlights include:

     o Amazon.com was rated the No. 1 place to save money on the Internet, as rated by online shoppers in a nationwide survey by Opinion Research Corp.

     o Amazon.com was rated the No. 1 shopping destination for 42 percent of online shoppers during the holiday season, according to a survey of online shoppers by Ernst & Young.

     o    Amazon.com's reach climbed to 25.6 percent and unique visitors grew to
          15.9 million in December, making it the No. 7 Web property in the month, according to Media Metrix.

     o Well over 99 percent of holiday orders were shipped in time to meet holiday deadlines--including even orders placed as late as December 23.

     o The company experienced peak shipping of approximately $16 million in one day, more than total company sales in the entire year of 1996. The ability to serve this kind of peak demand was the result of the company's commitment to serving customers and year-long investment in building out its worldwide distribution capability.

CUSTOMER SPENDING TRENDS

     In the area of strengthening relationships with customers, Amazon.com announced that 1999 sales per customer who purchased in 1999 were $116, up from $106 for 1998.

STRATEGIC ALLIANCES

     Amazon.com continued to expand the list of online partners with whom it delivers an expanded set of products and services to its customers. During the fourth quarter and so far in 2000, Amazon.com has announced partnerships with NextCard, Ashford.com, Greenlight.com, Audible, and living.com, as well as an expanded drugstore.com partnership. In aggregate, these partnerships represent more than $500 million in revenue commitments to Amazon.com over the next five years.

INTERNATIONAL EXPANSION

     Just one year after launch, Amazon.com's European stores--Amazon.co.uk and Amazon.de--reached a combined annual run rate of more than $280 million, with $71 million in combined sales in the fourth quarter, up over 360 percent from the fourth quarter of 1998. During the quarter, both stores added music to their existing bookstores, as well as local Auctions and zShops services. In the first-ever Media Metrix ratings for Europe, both Amazon.de and Amazon.co.uk were ranked the No. 1 e-commerce sites and the No. 10 most-visited sites overall in their respective countries. Over 19 percent of all Amazon.com revenues came from customers outside the U.S. in the fourth quarter.

BOOKS

     Even as Amazon.com continued to broaden its product lines, traditional stores increased their popularity with online shoppers. In the fourth quarter, book sales from the company's U.S. base extended the company's lead as the No. 1 online bookstore, with strong revenue growth to $317 million, up more than 66 percent from the fourth quarter of 1998. U.S.-based book sales have now achieved an annualized run rate of $1.2 billion. From the third quarter to the fourth quarter, the growth alone (in dollar terms) of U.S.-based book sales was greater than the total fourth-quarter sales of any other online book retailer. Amazon.com's bookstore, with its large and growing community of millions of book lovers, was ranked as the No. 1 online book retailer by Forrester PowerRankings, Jupiter Communications, and Gomez Advisors, Inc.

MUSIC

     In the fourth quarter, U.S.-based Music sales reached $78 million, up more than 136 percent from the fourth quarter of 1998, putting the business solidly over a $300 million annualized run rate. During 1999, Amazon.com's Music Store launched an improved classical music store, enhanced recommendation features, and additional services to promote independent artists via Amazon.com Advantage. Amazon.com became the first major online music retailer to dedicate an area of its store to free, full-length song downloads from established artists and major-label performers and continues to offer the largest selection of free promotional song downloads from major-label artists.

     Amazon.com's Music Store has dominated industry polls and was ranked as the No. 1 overall Internet music store by Gomez Advisors in its two most recent scorecards, was ranked No. 1 in the first Forrester PowerRankingsTM for online books, music, and video retailers, won the Harris Interactive ecommercePulseSM Excellence Award for the highest overall satisfaction rating among online music and video retailers, and won the Midemnet Award 2000 for the best music shopping/digital distribution Web site.

DVD & VIDEO

     U.S. DVD and video sales grew to $64 million in the fourth quarter, up over 500 percent from the fourth quarter of 1998. Thus, in just one year, DVD & Video has grown to over $250 million in annualized sales, making it the leader in online video sales overall, in online VHS sales, and in online DVD sales. In fact, DVD sales now account for more than half of the revenues in this business line.

     Amazon.com DVD & Video was ranked the No. 1 online video store by Gomez Advisors and Forrester PowerRankings. Other recent initiatives include partnerships with theatrical studios, such as with DreamWorks, streaming video clips (including deleted scenes from The Blair Witch Project and Austin Powers:
The Spy Who Shagged Me), and a TV partnership with Lifetime's Intimate
Portraits.

TOYS

     In the fourth quarter, sales of children's products exceeded $95 million, the significant majority of which were toys. In November, Amazon.com Toys saw the launch of it Video Games Store. Amazon.com Toys has been rated the best online toy store in an MSNBC survey, beating out a number of longer-established players, and was ranked the No. 1 toys and games store by Forrester Research.

ELECTRONICS

     Amazon.com's Electronics and Software Store saw strong growth in the fourth quarter, with sales in December alone exceeding cumulative sales during the store's first five months of operation. In December, Amazon.com's overall No. 1 product by dollar sales across all product lines was the 3Com Palm V Connected Organizer, and electronics products accounted for six of Amazon.com's top 10 revenue-generating items in the month.

     Despite being a new store, Amazon.com's reputation as the best place for customers to find and discover consumer electronics has been widely recognized. In December 1999, Amazon.com was ranked the No. 1 online electronics store by Gomez Advisors, Inc., a leading provider of online research and analysis. In addition, Amazon.com tied for the top overall customer satisfaction rating among online electronics retailers in a December 1999 poll conducted by Harris Interactive, a leading Internet-based market research and polling firm. And more than half the Amazon.com Electronics customers surveyed recently by Amazon.com described their online shopping experiences as better than their experiences in brick-and-mortar stores. Significantly, 90 percent of customers surveyed said they would buy electronics from Amazon.com again.

     In addition, the growth and recognition of Amazon.com's new Electronics & Software Store has led to a growing interest among manufacturers in selling electronics online. "We've enjoyed successful alliances with Hewlett Packard, Xerox, Olympus, and others, and look forward to working with additional manufacturers as we bring our customers the latest and greatest in electronics," said Chris Payne, vice president and general manager of Amazon.com's Electronics Group.

HOME IMPROVEMENT

     The Amazon.com Home Improvement Store saw strong sales in Tools & Equipment during the holidays. The store, launched on November 10, offers Earth's largest selection of tools and equipment as well as a broad selection of other home improvement products. Developed and launched in 60 days, the Amazon.com Home Improvement Store has enabled a broad set of manufacturers, such as Porter Cable, Delta, Black & Decker/DeWalt, and Makita, to offer their entire selection of products through Amazon.com.

AUCTIONS, ZSHOPS, AND SOTHEBYS.AMAZON.COM

     During the fourth quarter, Amazon.com's three major marketplaces, Auctions, zShops, and sothebys.amazon.com, surpassed a combined 1 million registered users and 1.5 million active listings. Amazon.com continued to integrate these services with its retail stores to deliver a better overall value and experience for customers. Examples include a partnership with DreamWorks to promote Stuart Little and American Beauty (72 auctions, averaging 27 bids per auction, total gross merchandise sales of over $25,000, yielding an average of over $400 per item) and with Oprah Winfrey (25 auctions, averaging 38 bids per auction, total gross merchandise sales of over $130,000, yielding an average of over $6,000 per item).

     In less than three months of operation, sothebys.amazon.com has achieved average close rates in excess of 50 percent and average auction closing prices of over $500. Particularly strong have been special sales, such as the Halper Collection and the Secretariat sale, which achieved over 99 percent close rates, experienced substantially higher average closing prices, and saw a majority of items sold well above their presale high estimate.

ABOUT AMAZON.COM, INC.

     Amazon.com (Amazon.com, Inc., and its subsidiaries) is the Internet's No. 1 music, No. 1 DVD and video, and No. 1 book retailer. Amazon.com (NASDAQ: AMZN) opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest Selection, along with online auctions and free electronic greeting cards. Amazon.com lists more than 18 million unique items in categories including books, CDs, toys, electronics, videos, DVDs, home improvement products, software, and video games. Through Amazon.com zShops, any business or individual can sell virtually anything to Amazon.com's more than 17 million customers, and with Amazon.com Payments, any seller can accept credit card transactions, avoiding the hassles of offline payments. The company also participates in sothebys.amazon.com, the leading auction site for guaranteed art, jewelry, and collectibles, at www.sothebys.amazon.com.

     Amazon.com seeks to be the world's most customer-centric company, where customers can find and discover anything they may want to buy online. Amazon.com's All Product Search scours the Web to help customers find merchandise that is not available at Amazon.com, Amazon.com Auctions, or Amazon.com zShops, making Amazon.com the shopping destination to find anything.

     Amazon.com operates two international Web sites: www.amazon.co.uk in the United Kingdom and www.amazon.de in Germany. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 150,000 movies and entertainment programs and 500,000 cast and crew members dating from the birth of film in 1892 to the present.

     Amazon.com has invested in leading Internet retailers that are improving the lives of customers by making shopping easier and more convenient:
Greenlight.com, the only company that offers car buyers the control of auto purchasing online with ongoing service and support from local dealerships, at www.greenlight.com; drugstore.com, an online retail and information source for health, beauty, wellness, personal care and pharmacy, at www.drugstore.com; Pets.com, the online leader for pet products, expert information, and services, at www.pets.com; HomeGrocer.com, the first fully integrated Internet grocery-shopping and home-delivery service--with operations in Seattle; Portland, Oregon; and Southern California--at www.homegrocer.com; Gear.com, which offers brand-name sporting goods at prices from 20 to 90 percent off retail, at www.gear.com; and Ashford.com, the leading Internet retailer of luxury and premium products and the Web's No. 1 retailer of watches and jewelry, at www.ashford.com. Amazon.com also has a minority interest in Della.com, which brings together leading retailers with gift registry, expert advice, and personalized gift suggestions to help everyone give better gifts, at www.della.com; and NextCard, Inc., considered the industry's leading issuer of consumer credit on the Internet, at www.nextcard.com.

     Historical results of operations are preliminary and unaudited. This press release also contains forward-looking statements, including statements regarding expectations of future profitability of the U.S. books business, sales growth, gross margin, and improvement in operating loss, all of which are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the rate of growth of the Internet and online commerce, the amount that Amazon.com invests in new business opportunities and the timing of those investments, customer spending patterns, the mix of products sold to customers, the mix of revenues derived from products sales as compared to services, risks of inventory management, and risks of distribution and fulfillment throughput and productivity. Other risks and uncertainties include Amazon.com's limited operating history, anticipated losses, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risks associated with distribution center expansion, adverse consequences arising from system interruptions, risks associated with management of potential growth, risks related to auction and zShops services, risks related to fraud and Amazon.com Payments, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

NOTE ON FINANCIAL PRESENTATION

     Financial results are prepared in accordance with U.S. generally accepted accounting principles. Pro forma financial results exclude amortization of goodwill and other intangibles, equity in losses of equity-method investees, stock-based compensation costs and merger-, acquisition-, and investment-related costs.

     The Securities and Exchange Commission is reviewing the financial statement classification of fulfillment costs and other items by a number of e-commerce companies, including Amazon.com. Amazon.com defines fulfillment costs as costs directly attributable to the operation of its distribution centers and customer service centers, and classifies these costs in marketing and sales expense. The activities of Amazon.com's distribution centers consist of receiving, inspecting, and warehousing inventories of product purchased from outside suppliers and picking, packaging, and preparing customers' orders for shipment. The SEC has advised the company that it may decide to require that certain distribution center costs be classified as costs of sales. In that case, Amazon.com will reclassify any fulfillment costs as required and the company's gross margin would be correspondingly affected. Any such reclassification would not impact Amazon.com's sales, operating profit or loss, net profit or loss, or cash flow.

                                AMAZON.COM, INC.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                QUARTER ENDED                 YEAR ENDED
                                                                                 DECEMBER 31,                 DECEMBER 31,
                                                                         --------------------------    --------------------------
                                                                            1999           1998           1999           1998
                                                                         -----------    -----------    -----------    -----------
Net sales                                                                $   676,042    $   252,829    $ 1,639,839    $   609,819
Cost of sales                                                                588,196        199,476      1,349,194        476,155
                                                                         -----------    -----------    -----------    -----------
Gross profit                                                                  87,846         53,353        290,645        133,664

Operating expenses:
    Marketing and sales                                                      179,424         48,378        413,150        132,654
    Product development                                                       57,720         17,194        159,722         46,424
    General and administrative                                                26,051          5,413         70,144         15,618
    Stock-based compensation                                                  14,049            299         30,618          1,889
    Amortization of goodwill and other intangibles                            82,301         20,452        214,694         42,599
    Merger, acquisition and investment related costs                           2,085          1,281          8,072          3,535
                                                                         -----------    -----------    -----------    -----------
           Total operating expenses                                          361,630         93,017        896,400        242,719
                                                                         -----------    -----------    -----------    -----------

Loss from operations                                                        (273,784)       (39,664)      (605,755)      (109,055)

Interest income                                                                8,972          4,264         45,451         14,053
Interest expense                                                             (18,142)        (8,622)       (84,566)       (26,639)
Other income (expense)                                                          (366)          --            1,671           --
                                                                         -----------    -----------    -----------    -----------
           Net interest expense and other                                     (9,536)        (4,358)       (37,444)       (12,586)
                                                                         -----------    -----------    -----------    -----------

Net loss before equity in losses of equity method investees                 (283,320)       (44,022)      (643,199)      (121,641)

Equity in losses of equity method investees                                  (39,893)        (2,405)       (76,769)        (2,905)
                                                                         -----------    -----------    -----------    -----------

Net loss                                                                 $  (323,213)   $   (46,427)   $  (719,968)   $  (124,546)
                                                                         ===========    ===========    ===========    ===========

Basic and diluted loss per share                                         $     (0.96)   $     (0.15)   $     (2.20)   $     (0.42)
                                                                         ===========    ===========    ===========    ===========

Shares used in computation of basic
    and diluted loss per share (Note 1)                                      338,389        308,778        326,753        296,344
                                                                         ===========    ===========    ===========    ===========

PRO FORMA RESULTS (NOTE 2 )

Pro forma loss from operations, excluding amortization of goodwill and other intangibles, stock-based compensation costs and merger,
    acquisition and investment-related costs                             $  (175,349)   $   (17,632)   $  (352,371)   $   (61,032)
                                                                         ===========    ===========    ===========    ===========

Pro forma net loss, excluding amortization of goodwill and
    other intangibles, equity in losses of equity method investees, stock-based compensation costs and merger, acquisition
    and investment related costs                                         $  (184,885)   $   (21,990)   $  (389,815)   $   (73,618)
                                                                         ===========    ===========    ===========    ===========

Pro forma basic and diluted loss per share, excluding amortization of goodwill and other intangibles, equity in losses of equity method investees, stock-based compensation costs and
    merger, acquisition and investment related costs                     $     (0.55)   $     (0.07)   $     (1.19)   $     (0.25)
                                                                         ===========    ===========    ===========    ===========

Shares used in computation of pro forma basic
    and diluted loss per share (Note 1)                                      338,389        308,778        326,753        296,344
                                                                         ===========    ===========    ===========    ===========

NOTE 1: The Company effected a three-for-one stock split and two-for-one stock split on January 4, 1999 and September 1, 1999, respectively. Each stock split was in the form of a stock dividend to stockholders of record on December 18, 1998 and August 12, 1999, respectively. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the splits.

NOTE 2: Pro forma results for the quarters and years ended December 31, 1999 and 1998 are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. These results present the operating results of Amazon.com, excluding charges of $138.3 million and $24.4 million for the 3-month periods ended December 31, 1999 and 1998, and $330.2 million and $50.9 million for the years ended December 31, 1999 and 1998, respectively, related to amortization of goodwill and other intangible assets, equity in losses of equity method investees, stock-based compensation and merger, acquisition and investment related costs.

                                AMAZON.COM, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                               DECEMBER 31,      DECEMBER 31,
                                                                                   1999              1998
                                                                               ------------      ------------
ASSETS
Current assets:
    Cash                                                                       $   116,962       $    25,561
    Marketable securities                                                          589,226           347,884
    Inventories, net                                                               220,646            29,501
    Prepaid expenses and other current assets                                       85,344            21,308
                                                                               ------------------------------
          Total current assets                                                   1,012,178           424,254

Fixed assets, net                                                                  317,613            29,791
Goodwill, net                                                                      534,699           174,052
Other purchased intangibles, net                                                   195,445             4,586
Investments in equity method investees                                             226,727             7,740
Other investments                                                                  144,735              --
Deferred charges and other                                                          40,154             8,037
                                                                               ------------------------------
          Total assets                                                         $ 2,471,551       $   648,460
                                                                               ==============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                           $   463,026       $   113,273
    Accrued expenses and other current liabilities                                 126,017            34,413
    Accrued advertising                                                             55,892            13,071
    Deferred revenue                                                                54,790              --
    Interest payable                                                                24,888                10
    Current portion of long-term debt and other                                     14,322               808
                                                                               ------------------------------
          Total current liabilities                                                738,935           161,575

Long-term debt and other                                                         1,466,338           348,140

Stockholders' equity:
    Preferred stock, $0.01 par value:
        Authorized shares -- 150,000
        Issued and outstanding shares -- none                                         --                --
    Common stock, $0.01 par value:
        Authorized shares -- 1,500,000
        Issued and outstanding shares -- 345,155 and 318,534
          shares at December 31, 1999 and December 31, 1998, respectively            3,452             3,186
    Additional paid-in capital                                                   1,195,540           298,537
    Note receivable for common stock                                                (1,171)           (1,099)
    Stock-based compensation                                                       (47,806)           (1,625)
    Accumulated other comprehensive income (loss)                                   (1,709)            1,806
    Accumulated deficit                                                           (882,028)         (162,060)
                                                                               ------------------------------
          Total stockholders' equity                                               266,278           138,745
                                                                               ------------------------------
              Total liabilities and stockholders' equity                       $ 2,471,551       $   648,460
                                                                               ==============================


NOTE 1: The Company effected a three-for-one stock split and two-for-one stock split on January 4, 1999 and September 1, 1999, respectively. Each stock split was in the form of a stock dividend to stockholders of record on December 18, 1998 and August 12, 1999, respectively. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the splits.